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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                                   NAME                                       JURISDICTION
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
Apex Data, Inc.............................................................  Delaware
SMART Modular Technologies (Europe) Limited................................  United Kingdom
SMART Modular Technologies (UK) Ltd........................................  United Kingdom
SMART Modular Technologies FSC, Inc........................................  Barbados
SMART Modular Technologies (India) Pvt. Ltd................................  India
SMART Modular Technologies (PR), Inc.......................................  California
SMART Modular Technologies (Australia) Pty. Ltd............................  Australia
RISQ Modular Systems, Inc..................................................  California
SMART Modular Technologies (Deutschland) GmbH..............................  Germany
SMART Modular Technologies (Puerto Rico), Inc..............................  Cayman Islands